Exagen Inc. Reports Third Quarter 2026 Financial Results

Third Quarter Revenue Grew 7% to $18.4 Million

Year-to-Date Revenue Grew 11%, Net Loss Reduced by 12% and Adjusted EBITDA Loss Improved by Over 30%

November 10, 2026

Carlsbad, Calif., – Exagen Inc. (Nasdaq: XGN), a precision medicine company bringing clarity to autoimmune disease, today reported financial results for the quarter ended September 30, 2026, and recent corporate updates.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Unaudited. In thousands, except ASP data.
Revenue	$18,417	$17,244	$55,664	$49,944
Gross margin	58.8%	58.4%	59.7%	59.3%
Operating expenses	$15,244	$13,175	$42,802	$38,688
Operating loss	$(4,408)	$(3,100)	$(9,544)	$(9,095)
Net loss	$(6,336)	$(7,087)	$(13,499)	$(15,278)
Adjusted EBITDA	$(1,932)	$(1,895)	$(4,206)	$(6,124)
Trailing-twelve-month average selling price (ASP)	$451	$441	$451	$441
Cash and cash equivalents (as of September 30)	$28,092	$35,652	$28,092	$35,652

Third Quarter 2026 and Recent Corporate Highlights:
•Achieved total revenue of $18.4 million, an increase of 7% compared to third quarter 2025.
•Expanded AVISE CTD trailing twelve-month ASP to $451 per test, an increase of $10 per test compared to third quarter 2025 and the 14th consecutive quarter of growth.
•Ended the quarter with approximately $28.1 million in cash and cash equivalents.
•Presented nine abstracts at the 2026 American College of Rheumatology (ACR) Convergence Conference, including two podium presentations on proprietary T-cell marker disease associations and an analysis of phenotypic patterns across more than 375,000 AVISE CTD tests.

“Our third quarter extends what is fast becoming a record year for Exagen, and our ability to execute against our vision is increasingly evident in the results. The team grew the business again, with test volume and ASP both ahead of the same period last year,” said John Aballi, President and Chief Executive Officer of Exagen. “Beyond our financial performance, our strong showing at ACR Convergence demonstrates that our science continues to push the boundaries of traditional autoimmune care. We also remain on track to launch our myositis offering early in 2027, bringing greater clarity and confidence to clinicians and patients in an area of significant need.”

Exagen Forward: Building the Autoimmune Platform

The company will host an educational webcast on December 15, 2026, at 12:00 p.m. ET (9:00 a.m. PT) to discuss the significant unmet clinical need in myositis, Exagen’s unique myositis solution, and additional pipeline development efforts. Further details, including registration information, will be provided at a later date.

2026 Guidance
The company reiterated full-year 2026 revenue guidance of $72 million to $75 million.

Conference Call and Webcast

John Aballi, President and Chief Executive Officer, and Jeff Black, Chief Financial Officer, will host a webcast at 8:00 a.m. ET (5:00 a.m. PT) this morning to review the results.

The webcast will be available on the Exagen Investor Relations website at investors.exagen.com. Participants wishing to join by phone should register in advance using the following link for dial-in instructions: https://register-conf.media-server.com/register/BId7f4a0dc53154d5e84d4eb39ccfa279d.

A replay of the webcast will be available for 12 months via the Exagen Investor Relations website at investors.exagen.com

Use of Non-GAAP Financial Measures (Unaudited)

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release contains the metric adjusted EBITDA, which is not calculated in accordance with GAAP and is a non-GAAP financial measure. Adjusted EBITDA is defined as net loss adjusted for other income (expense), net, interest income (expense), income tax expense (benefit), depreciation and amortization expense, stock‑based compensation expense, change in fair value of warrant liability, acquired in-process research and development, and certain other non‑cash, unusual or non‑recurring items, including, for example, losses on extinguishment of debt; we do not exclude normal, recurring, cash operating expenses from this measure. Such items could have a significant impact on the calculation of GAAP net loss.

Exagen uses adjusted EBITDA internally because the company believes this measure provides useful supplemental information in addition to its operating performance reported in accordance with GAAP. Exagen believes adjusted EBITDA may enhance an evaluation of the operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses the company believes are not indicative of the ongoing performance. However, this non-GAAP financial measure may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

This non-GAAP financial measure is not meant to be considered in isolation or used as a substitute for net loss reported in accordance with GAAP, should be considered in conjunction with the financial information presented in accordance with GAAP, has no standardized meaning prescribed by GAAP, is unaudited, and is not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that Exagen may exclude for purposes of these non-GAAP financial measures, and the company may in the future cease to exclude items that it has historically excluded for purposes of these non-GAAP financial measures. Likewise, Exagen may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by the company in this press release and the accompanying reconciliation table have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures.

A reconciliation of net loss to non-GAAP adjusted EBITDA is provided in the financial schedules that are part of this press release.

About Exagen

Exagen Inc. (Nasdaq: XGN) is a specialized diagnostics company with an autoimmune platform that empowers physicians to make more confident decisions, earlier. Its flagship test, AVISE® CTD, provides diagnostic clarity in complex autoimmune conditions such as lupus, rheumatoid arthritis, and Sjögren's disease. Based in San Diego County, California, Exagen operates a CLIA-certified, CAP-accredited rheumatology laboratory delivering precise, timely results to physicians and partners across healthcare and biopharma. Through ongoing research and innovation, Exagen is committed to advancing care for autoimmune disease.

For more information, visit Exagen.com or follow Exagen on LinkedIn.

Forward-Looking Statements

Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. Words such as “anticipate,” “believe,” “expect,” “guidance,” “intend,” “may,” “on track,” “plan,” “will” and similar expressions are intended to identify forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen’s goals, strategies, positioning and ambitions; evaluations and judgments regarding financial results and the potential implications of those results; potential future financial and business performance, including any improvements to adjusted EBITDA, ASP, net loss and potential profitability; the potential utility and effectiveness of Exagen’s services and testing solutions; the timing of Exagen’s myositis and pipeline development; the impact of Exagen’s revenue cycle management strategy on the timing of collections and cash burn; potential stockholder value and growth; and full-year 2026 revenue guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: delays in reimbursement and coverage decisions from Medicare and third-party payors and interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; the potential effects of inflation and tariffs on Exagen’s margins; changes in laws and regulations related to Exagen’s regulatory requirements; fluctuations in the fair value of its warrant liability; Exagen’s commercial success, which depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; Exagen’s ability to obtain additional funding; third-party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 10, 2026, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026, and September 30, 2026, filed with the SEC May 11, 2026, August 4, 2026, and November 10, 2026, and any subsequent filings with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors:

Tina Jacobsen, CFA
Exagen Inc.
ir@exagen.com

Exagen Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenue	$18,417	$17,244	$55,664	$49,944
Cost of revenue	7,581	7,169	22,406	20,351
Gross profit	10,836	10,075	33,258	29,593
Operating expenses:
Selling, general and administrative expenses	12,834	11,445	37,413	34,191
Research and development expenses	1,823	1,730	4,802	4,497
In-process research and development expenses*	587	—	587	—
Total operating expenses	15,244	13,175	42,802	38,688
Loss from operations	(4,408)	(3,100)	(9,544)	(9,095)
Interest expense	(1,201)	(1,319)	(3,669)	(2,988)
Loss on extinguishment of debt	—	—	—	(295)
Change in fair value of warrant liability	(909)	(2,670)	(453)	(3,108)
Other income (expense), net	181	3	202	246
Loss before income taxes	(6,337)	(7,086)	(13,464)	(15,240)
Income tax (expense) benefit	1	(1)	(35)	(38)
Net loss	$(6,336)	$(7,087)	$(13,499)	$(15,278)
Net loss per share, basic and diluted	$(0.25)	$(0.31)	$(0.56)	$(0.73)
Weighted-average number of shares used to compute net loss per share, basic and diluted	24,849,797	22,940,412	24,294,839	20,878,373

*On July 16, 2026, the Company acquired certain assets including the rights to technology, software, source code, know-how and patents comprising an AI-enabled rheumatology practice workflow-optimization software platform. The transaction was accounted for as an asset acquisition. The Company recognized an in-process research and development (IPR&D) charge of $587,000 related to the transaction.

Exagen Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$28,092	$32,220
Accounts receivable, net	11,481	10,855
Prepaid expenses and other current assets	5,759	5,818
Total current assets	45,332	48,893
Property and equipment, net	6,058	6,938
Operating lease right-of-use assets	3,356	1,435
Other assets	607	756
Total assets	$55,353	$58,022
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,747	$4,153
Accrued and other current liabilities	5,570	6,327
Deferred revenue	1,398	675
Finance lease liabilities, current	1,062	1,135
Operating lease liabilities, current	870	1,226
Borrowings, current	453	643
Total current liabilities	13,100	14,159
Borrowings, non-current, net of discounts and debt issuance costs	22,359	22,264
Finance lease liabilities, non-current	1,439	1,960
Operating lease liabilities, non-current	2,578	438
Warrant liability	2,102	1,752
Total liabilities	41,578	40,573
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued or outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 25,420,340 and 22,911,575 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	25	23
Additional paid-in capital	341,531	331,708
Accumulated deficit	(327,781)	(314,282)
Total stockholders' equity	13,775	17,449
Total liabilities and stockholders' equity	$55,353	$58,022

Exagen Inc.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding Exagen's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(in thousands)
Adjusted EBITDA
Net loss	$(6,336)	$(7,087)	$(13,499)	$(15,278)
Other (income) expense, net	(181)	(3)	(202)	(246)
Interest expense	1,201	1,319	3,669	2,988
Loss on extinguishment of debt	—	—	—	295
Change in fair value of warrant liability	909	2,670	453	3,108
Income tax expense (benefit)	(1)	1	35	38
Depreciation and amortization expense	650	612	1,877	1,518
Stock-based compensation expense	1,239	593	2,874	1,453
In-process research and development expense	587	—	587	—
Adjusted EBITDA (Non-GAAP)	$(1,932)	$(1,895)	$(4,206)	$(6,124)